EXHIBIT 99.1

FOR IMMEDIATE RELEASE                                                                                                                   NOVEMBER 10, 2014

TANDY LEATHER FACTORY REPORTS Q3 2014 FINANCIAL RESULTS
QUARTERLY SALES UP 5%; NET INCOME UP 4%

FORT WORTH, TEXAS – Tandy Leather Factory, Inc. (NASDAQ: TLF) today reported financial results for the third quarter of 2014.  Consolidated net income for the quarter ended September 30, 2014 was $1.6 million compared to consolidated net income of $1.5 million for the third quarter of 2013, an increase of 4%.  Fully diluted earnings per share for the quarter were $0.16, compared to $0.15 in the third quarter of last year.  Total sales for the quarter ended September 30, 2014 were $19.4 million, up 5% from $18.5 million in the third quarter last year.

Consolidated sales for the nine months ended September 30, 2014 were $58.9 million, up 4% from 2013’s comparable period sales of $56.7 million.  Consolidated net income for the first three quarters of 2014 was up 10% to $5.2 million or $0.51 per fully-diluted share versus $4.8 million or $0.47 per fully-diluted share in the comparable period last year.

Sales in the Retail Leathercraft segment, which consists of the Tandy Leather stores, increased $940,000 in the third quarter, an 8% improvement over last year's third quarter.  Eighty stores comprised Tandy Leather's operations on September 30, 2014.  For the first nine months of 2014, Retail Leathercraft’s sales increased $2.3 million, or 7%, over the first nine months of 2013.  Third quarter sales for the Wholesale Leathercraft segment, which consists of the Leather Factory stores, were down 3%, or $182,000, from the same quarter last year.  For the first nine months of 2014, Wholesale Leathercraft’s sales were down $359,000, or 2%, compared to the same period in 2013.  For both the quarter and the year, the sales decline for this segment was due to the elimination of sales to the National Account customer group in early 2014.  International Leathercraft, consisting of three stores located in the United Kingdom, Spain and Australia, reported a sales increase of 15%, or $134,000, compared to the third quarter of 2013.  For the year, International Leathercraft’s sales were up 10%, or $286,000, over the same period last year.

Consolidated gross profit margin for the current quarter was 62.7%, down from 63.2% for the third quarter of 2013.  For the first three quarters of this year, consolidated gross profit margin was 63.9%, increasing from last year's gross profit margin of 62.7%.  Consolidated operating expenses rose approximately 5% for both the quarter and the year, or $422,000 in the current quarter and $1.4 million for the first nine months over the same periods a year ago.  For the third quarter, the significant increases in expenses occurred in employee compensation, advertising and marketing, and store rent and utilities.  For the year, expenses increases occurred in employee compensation, depreciation, advertising and marketing, and store rent and utilities.  As a percentage of sales, consolidated operating margin declined slightly for the quarter to 12.7% compared to 13.0% last year’s third quarter.  On a year-to-date basis, consolidated operating margin increased from 13% last year to 13.7% in the current year.

Jon Thompson, Chief Executive Officer and President, commented, “Overall, we are fairly pleased with our third quarter results, although our earnings were not quite as strong as we wanted.  Gross profit margins remain strong, even though they pulled back slightly in the third quarter.  It is possible the same will occur in the fourth quarter as we hope to sell a lot of leather during the quarter.  The fluctuation in our gross profit margins from quarter to quarter is a good indication of the sales mix of leather versus non-leather.”

Chief Financial Officer and Treasurer, Shannon Greene, added, “The increase in operating expenses is still trending slightly above the increase in sales for the year, although we were able to correct that for the third quarter, albeit minimally.  As has been the case all year, the three expense categories contributing the majority of the increase are employee compensation, advertising and marketing, and store rents and utilities.  Employee compensation is up due to an increase in employee headcount at the stores and higher store manager pay.  We did some extra marketing campaigns to advertise some of our new product that arrived throughout the summer, rather than wait until the fall to advertise, and we’re attending a number of new trade shows this year in order to reach new customers.  The increase in rent and utilities is the result of the increase in store size.  Employees, advertising and store operations are crucial to our success, so we will continue to look for other areas to trim expenses.”

Tandy Leather Factory, Inc.,(http://www.tandyleatherfactory.com/), headquartered in Fort Worth, Texas, is a specialty retailer and wholesale distributor of a broad product line including leather, leatherworking tools, buckles and adornments for belts, leather dyes and finishes, saddle and tack hardware, and do-it-yourself kits. The Company distributes its products through its 28 Leather Factory stores, located in 18 states and 3 Canadian provinces, 80 Tandy Leather retail stores, located in 36 states and 6 Canadian provinces, and three combination wholesale/retail stores located in the United Kingdom, Australia, and Spain.  Its common stock trades on the Nasdaq with the symbol "TLF".  To be included on Tandy Leather Factory’s email distribution list, go to http://www.b2i.us/irpass.asp?BzID=1625&to=ea&s=0.

Contact:	Shannon L. Greene, Tandy Leather Factory, Inc.	(817) 872-3200 or shannon.greene@tandyleather.com
	Mark Gilbert, Magellan Fin, LLC	(317) 867-2839 or MGilbert@MagellanFin.com

This news release may contain statements regarding future events, occurrences, circumstances, activities, performance, outcomes and results that are considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Actual results and events may differ from those projected as a result of certain risks and uncertainties. These risks and uncertainties include but are not limited to: changes in general economic conditions, negative trends in general consumer-spending levels, failure to realize the anticipated benefits of opening retail stores; availability of hides and leathers and resultant price fluctuations; change in customer preferences for our product, and other factors disclosed in our filings with the Securities and Exchange Commission.  These forward-looking statements are made only as of the date hereof, and except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Selected financial data:
	Quarter Ended 09/30/14		Quarter Ended 09/30/13
	Sales	Operating Income	Sales	Operating Income
Wholesale Leathercraft	$6,294,745	$1,000,329	$6,476,676	$956,721
Retail Leathercraft	12,068,832	1,270,884	11,128,646	1,351,062
International Leathercraft	1,053,657	185,714	919,282	97,570
Total Operations	$19,417,234	$2,456,927	$18,524,604	$2,405,353

	Nine Months Ended 09/30/14		Nine Months Ended 09/30/13
	Sales	Operating Income	Sales	Operating Income
Wholesale Leathercraft	$19,576,180	$3,479,908	$19,934,996	$2,853,219
Retail Leathercraft	36,226,810	4,171,500	33,930,587	4,243,006
International Leathercraft	3,156,317	428,459	2,869,861	276,052
Total Operations	$58,959,307	$8,079,867	$56,735,444	$7,372,277

Wholesale Leathercraft	Quarter Ended 09/30/14		Quarter Ended 09/30/13
	# of stores	Sales	# of stores	Sales
Same store sales	29	$6,294,745	29	$6,105,137
National account group	n/a	-	n/a	371,539
Total Sales – Wholesale Leathercraft	29	$6,294,745	29	$6,476,676

Wholesale Leathercraft	Nine Months Ended 09/30/14		Nine Months Ended 09/30/13
	# of stores	Sales	# of stores	Sales
Same store sales	29	$19,227,530	29	$18,897,124
National account group	n/a	348,650	n/a	1,037,872
Total Sales – Wholesale Leathercraft	29	$19,576,180	29	$19,934,996

Retail Leathercraft	Quarter Ended 09/30/14		Quarter Ended 09/30/13
	# of stores	Sales	# of stores	Sales
Same store sales	76	$11,664,143	76	$10,979,163
New store sales	4	404,689	-	-
Closed store sales	2	-	2	149,483
Total Sales – Retail Leathercraft	80	$12,068,832	76	$11,128,646

Retail Leathercraft	Nine Months Ended 09/30/14		Nine Months Ended 09/30/13
	# of stores	Sales	# of stores	Sales
Same store sales	76	$35,086,069	76	$33,451,109
New store sales	4	1,140,741	-	-
Closed store sales	2	-	2	479,478
Total Sales – Retail Leathercraft	80	$36,226,810	76	$33,930,587

International Leathercraft	Quarter Ended 09/30/14		Quarter Ended 09/30/13
	# of stores	Sales	# of stores	Sales
Same store sales	3	$1,053,657	3	$919,282
New store sales	-	-	-	-
Total Sales – Intl Leathercraft	3	$1,053,657	3	$919,282

International Leathercraft	Nine Months Ended 09/30/14		Nine Months Ended 09/30/13
	# of stores	Sales	# of stores	Sales
Same store sales	3	$3,156,317	3	$2,869,861
New store sales	-	-	-	-
Total Sales – Intl Leathercraft	3	$3,156,317	3	$2,869,861

Tandy Leather Factory, Inc.
Consolidated Balance Sheets

	September 30, 2014 (unaudited)	December 31, 2013 (audited)
ASSETS
CURRENT ASSETS:
Cash	$4,866,016	$11,082,679
Accounts receivable-trade, net of allowance for doubtful accounts
of $1,000 at 2014 and 2013	702,002	762,405
Inventory	39,365,204	26,300,830
Prepaid income taxes	463,329	-
Deferred income taxes	419,824	309,533
Prepaid expenses	1,621,327	1,609,644
Other current assets	98,580	478,593
Total current assets	47,536,282	40,543,684

PROPERTY AND EQUIPMENT, at cost	21,808,785	20,290,990
Less accumulated depreciation and amortization	(6,763,514)	(5,863,280)
	15,045,271	14,427,710

GOODWILL	975,657	981,985
OTHER INTANGIBLES, net of accumulated amortization of
$655,000 and $622,000 in 2014 and 2013, respectively	69,304	103,228
Other assets	334,991	341,959
	$63,961,505	$56,398,566

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable-trade	$1,942,108	$1,884,637
Accrued expenses and other liabilities	5,940,106	5,808,882
Income taxes payable	-	272,198
Current maturities of long-term debt	6,202,500	202,500
Total current liabilities	14,084,714	8,168,217

DEFERRED INCOME TAXES	1,095,362	1,212,557

LONG-TERM DEBT, net of current maturities	1,991,250	2,396,250

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Preferred stock, $0.10 par value; 20,000,000 shares authorized;
none issued or outstanding; attributes to be determined on issuance	-	-
Common stock, $0.0024 par value; 25,000,000 shares authorized;
11,239,157 and 11,192,356 shares issued at 2014 and 2013;
10,245,534 and 10,198,733 shares outstanding at 2014 and 2013	26,979	26,862
Paid-in capital	5,993,953	5,892,907
Retained earnings	44,206,367	41,507,592
Treasury stock at cost (993,623 shares at 2014 and 2013)	(2,894,068)	(2,894,068)
Accumulated other comprehensive income	(543,052)	88,249
Total stockholders' equity	46,790,179	44,621,542
	$63,961,505	$56,398,566

Tandy Leather Factory, Inc.
Consolidated Statements of Income
(Unaudited)
For the Three and Nine Months Ended September 30, 2014 and 2013

	THREE MONTHS		NINE MONTHS
	2014	2013	2014	2013

NET SALES	$19,417,234	$18,524,604	$58,959,307	$56,735,444

COST OF SALES	7,242,525	6,823,661	21,289,269	21,183,551

Gross profit	12,174,709	11,700,943	37,670,038	35,551,893

OPERATING EXPENSES	9,717,782	9,295,590	29,590,171	28,179,616

INCOME FROM OPERATIONS	2,456,927	2,405,353	8,079,867	7,372,277

OTHER INCOME (EXPENSE):
Interest expense	(63,684)	(51,021)	(154,367)	(158,659)
Other, net	37,525	13,777	44,203	138,800
Total other income (expense)	(26,159)	(37,244)	(110,164)	(19,859)

INCOME BEFORE INCOME TAXES	2430,768	2,368,109	7,969,703	7,352,418

PROVISION FOR INCOME TAXES	802,206	806,277	2,721,244	2,574,912

NET INCOME	$1,628,562	$1,561,832	$5,248,459	$4,777,506

NET INCOME PER COMMON SHARE:
Basic	$0.16	$0.15	$0.51	$0.47
Diluted	$0.16	$0.15	$0.51	$0.47

Weighted Average Number of Shares Outstanding:
Basic	10,203,711	10,176,744	10,200,411	10,163,490
Diluted	10,241,410	10,221,512	10,240,109	10,205,348

Tandy Leather Factory, Inc.
Consolidated Statements of Cash Flows
(Unaudited)
For the Nine Months Ended September 30, 2014 and 2013

	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$5,248,459	$4,777,506
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	1,088,758	889,395
Loss on disposal or abandonment of assets	8,603	89,531
Non-cash stock-based compensation	48,441	11,686
Deferred income taxes	(227,486)	190,144
Other	(606,442)	(70,330)
Net changes in assets and liabilities, net of effect of business acquisitions:
Accounts receivable-trade, net	60,403	(122,953)
Inventory	(13,064,374)	(3,629,704)
Income taxes	(735,527)	(119,811)
Prepaid expenses	(11,683)	(1,069,399)
Other current assets	380,013	(276,072)
Accounts payable-trade	57,471	686,823
Accrued expenses and other liabilities	131,224	(15,234)
Total adjustments	(12,870,599)	(3,435,924)
Net cash (used in) provided by operating activities	(7,622,140)	1,341,582

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(1,719,465)	(2,415,484)
Proceeds from sale of assets	19,935	515
Decrease (increase) in other assets	6,968	(420)
Net cash used in investing activities	(1,692,562)	(2,415,389)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net increase in revolving credit loan	6,000,000	-
Payments on notes payable and long-term debt	(405,000)	(455,625)
Proceeds from issuance of common stock	52,722	113,800
Payment of cash dividend	(2,549,683)	-
Net cash provided by (used in) financing activities	3,098,039	(341,825)

NET DECREASE IN CASH	(6,216,663)	(1,415,632)

CASH, beginning of period	11,082,679	7,705,182

CASH, end of period	$4,866,016	$6,289,550

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid during the period	$154,367	$158,659
Income tax paid during the period, net of (refunds)	$3,690,817	$2,507,842